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                                                                    EXHIBIT 23.4

                      CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the November 8, 1999 Post-Effective Amendment No. 2 on Form S-8 to the Registration Statement on Form S-4 of our report, dated January 29, 1998, relating to the consolidated financial statements of The Bank Holding Company and subsidiaries for the two years ended December 31, 1997, contained in the annual report on Form 10-K for the year ended December 31, 1998, and to the reference to our Firm under the caption "Experts" in the Prospectus.

                                       /s/ Mauldin & Jenkins, LLC
                                       --------------------------
                                       Mauldin & Jenkins, LLC

Atlanta, Georgia
November 5, 1999